   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1997

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          PREMIERE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                                               59-3074176
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

   3399 PEACHTREE ROAD, N.E., THE LENOX BUILDING, SUITE 400, ATLANTA, GEORGIA
                             30326, (404) 262-8400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    PREMIERE TECHNOLOGIES, INC. SECOND AMENDED AND RESTATED 1995 STOCK PLAN

     VOICECOM HOLDINGS, INC. AMENDED AND RESTATED 1985 STOCK OPTION PLAN *

                VOICECOM HOLDINGS, INC. 1995 STOCK OPTION PLAN *
                           *Assumed by the registrant
                           (Full title of the plans)

                            ----------------------

                                BOLAND T. JONES
               CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT
                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.
                         THE LENOX BUILDING, SUITE 400
                            ATLANTA, GEORGIA  30326
                                (404) 262-8400
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                 Copy to:                             Copy to:
             PATRICK G. JONES                   JOEL J. HUGHEY, ESQ.
           SENIOR VICE PRESIDENT                  ALSTON & BIRD LLP
             FINANCE AND LEGAL                   ONE ATLANTIC CENTER
        PREMIERE TECHNOLOGIES, INC.          1201 WEST PEACHTREE STREET
         3399 PEACHTREE ROAD, N.E.           ATLANTA, GEORGIA 30309-3424
         LENOX BUILDING, SUITE 400                  (404) 881-7000
          ATLANTA, GEORGIA  30326
               (404) 262-8400

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                 PROPOSED MAXIMUM             PROPOSED MAXIMUM
           TITLE OF SECURITIES            AMOUNT TO BE          OFFERING PRICE PER           AGGREGATE OFFERING       AMOUNT OF
            TO BE REGISTERED               REGISTERED                 SHARE                         PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value               2,500,000(1)             $34.0625(2)               $85,156,250.00          $25,804.92
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                  76,055(3)             $ 7.57 (4)                $   575,430.00(5)        $   174.38
-----------------------------------------------------------------------------------------------------------------------------------
     Total                                 2,576,055                                          $85,731,680.00           $25,979.30
===================================================================================================================================

(1) Shares of the registrant's Common Stock that may be issued pursuant to options that may be granted under the Premiere Technologies, Inc. Second Amended and Restated 1995 Stock Plan.
(2) Computed pursuant to Rule 457, paragraphs (h) and (c), as the average of the high and low prices of the registrant's Common Stock on Wednesday, November 5, 1997, as reported by the National Association of Securities Dealers automated quotation system.
(3) Consists of up to 76,055 shares of the registrant's Common Stock that may be issued pursuant to options granted under the Amended and Restated 1985 Stock Option Plan of VoiceCom Holdings, Inc. and the 1995 Stock Option Plan of VoiceCom Holdings, Inc. (the "VoiceCom Plans"), which were assumed by the registrant in connection with a business combination transaction between the registrant and VoiceCom Holdings, Inc.
(4) The Maximum Aggregate Offering Price divided by the Amount to be Registered.
(5) Computed pursuant to Rule 457, paragraph (h), as the aggregate exercise price of the assumed options.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

       (1) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996.

       (2) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

       (3) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, declared effective on March 1, 1996.

       All other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (i) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers, and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Articles of Incorporation, as amended, exonerate the Company's directors from monetary liability to the extent described above.

       In addition to such rights as may be provided by law, the Company's Bylaws provide broad indemnification rights to the Company's directors and such officers, employees and agents as may be selected by such directors, with respect to various civil and criminal liabilities and losses which may be incurred by such director, officer, agent or employee pursuant to any pending or threatened litigation or other proceedings, except that such indemnification does not apply in the same situations described above with respect to the exculpation from liability of the Company's directors. The Company is also obligated to reimburse such directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by such person in defending against any such liabilities and losses, as long as such person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to the Company any advances made under the Bylaws. Any amendment or other modification to the Bylaws which limits or otherwise adversely affects the rights to indemnification currently provided therein shall apply only to proceedings based upon actions and events occurring after such amendment and delivery of notice thereof to the indemnified parties. Such amendments can only be made upon the affirmative vote of (i) the holders of at least 75% of the shares entitled to vote to alter, amend or repeal the provisions of the Bylaws or (ii) a majority of the Board of Directors present at the meeting at which the vote is held.

       The Company has entered into separate indemnification agreements with each of its directors and certain of its officers and employees, whereby the Company agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the Bylaws. These agreements may not be abrogated by action of the shareholders. In addition, the Company holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

       The Company believes that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.           EXHIBITS.
                  ---------

EXHIBIT
Number
-------

4.1 Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's registration 4 statement on Form S-1
       (No. 33-80547)).


4.2 Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form S-8 (No. 333-29787)).


4.3 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.02 to the registrant's registration statement on Form S-1 (No. 33-80547)).

5 Opinion of Alston & Bird LLP, counsel to the registrant, as to legality of the securities being registered.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Alston & Bird LLP (included as part of Exhibit 5).

24.1   Power of Attorney (see page II-6).


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of November, 1997.


                              PREMIERE TECHNOLOGIES, INC.


                              By:/s/ Boland T. Jones
                                 -------------------------------
                                 Boland T. Jones
                                 Chairman of the Board and
                                 President

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                             Title                       Date
          ----------                            -----                       ----
/s/ Boland T. Jones                    Chairman of the Board and            November 6, 1997
----------------------------------     President (principal
Boland T. Jones                        executive officer) and
                                       Director

/s/ Patrick G. Jones                   Senior Vice President of Finance     November 6, 1997
----------------------------------     and Legal and Secretary
Patrick G. Jones                       (principal financial and
                                       accounting officer)



/s/ George W. Baker, Sr.               Director                             November 6, 1997
---------------------------------
George W. Baker, Sr.


/s/ Eduard J. Mayer                    Director                             November 6, 1997
---------------------------------
Eduard J. Mayer


/s/ Raymond H. Pirtle, Jr.             Director                             November 6, 1997
---------------------------------
Raymond H. Pirtle, Jr.


                                 EXHIBIT INDEX

EXHIBIT
Number
------

4.1 Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-1
       (No. 33-80547)).

4.2 Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form S-8 (No. 333-29787)).


4.3 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form S-1 (No. 33-80547)).

5 Opinion of Alston & Bird LLP, counsel to the registrant, as to legality of the securities being registered.

23.1   Consent of Arthur Andersen LLP.

23.2   Consent of Alston & Bird LLP (included as part of Exhibit 5).

24.1   Power of Attorney (see page II-6).

                                                                       Exhibit 5


                         [Alston & Bird LLP Letterhead]

                               November 6, 1997

Premiere Technologies, Inc.
3399 Peachtree Road, N.E.
The Lenox Building
Suite 400
Atlanta, Georgia  30326

Ladies and Gentlemen:

     This opinion is given in connection with the filing by Premiere Technologies, Inc., a Georgia corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration of 2,576,055 shares of the $.01 par value Common Stock of the Company (the "Shares") that may be sold or issued pursuant to the Premiere Technologies, Inc. Second Amended and Restated 1995 Stock Plan or upon exercise of options granted under the VoiceCom Holdings, Inc. Amended and Restated 1985 Stock Option Plan or the VoiceCom Holdings, Inc. 1995 Stock Option Plan. This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     We have examined such corporate records and documents as we deemed relevant and necessary in order to enable us to give the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the actions to be taken.

     In conducting our examination we assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, that the Shares will be issued in accordance with the current terms of the applicable plans and the current terms of the resolutions of the Board of Directors authorizing the issuance of the Shares, and that the relevant provisions of the Articles of Incorporation and Bylaws of the Company and the Georgia Business Corporation Code in effect at the time of issuance of the Shares will not differ in any relevant respect from the relevant provisions of the Articles of Incorporation and Bylaws of the Company and of the Georgia Business Corporation Code as in effect as of the date of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold or issued pursuant to the Premiere Technologies, Inc. Second Amended and Restated 1995 Stock Plan or upon exercise of options granted under the VoiceCom Holdings, Inc. Amended and Restated 1985 Stock Option Plan or the VoiceCom Holdings, Inc. 1995 Stock Option Plan, will be legally issued, fully paid and nonassessable.

                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Premiere Technologies, Inc.'s Annual Report on Form 10-K dated February 11, 1997, Current Report on Form 8-K dated April 30, 1997 as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 16, 1997; Current Report on Form 8-K dated May 16, 1997 as amended by the Company's Current Report on Form 8-K/A filed with the Commission on June 26, 1997 and Current Report on Form 8-K dated September 26, 1997.

/s/ Arthur Andersen LLP

Atlanta, Georgia
October 30, 1997